Exhibit 11

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 1-K of our report dated April 30, 2024, relating to the financial statements of CancerVAX, Inc., as of December 31, 2023 and December 31, 2022 and to all references to our firm included in this Registration Statement.

/s/ M&K CPAS, PLLC

The Woodlands, Texas

May 1, 2024